                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                          Strongbow Capital Management, Ltd.

Address                        Queensgate House, South Church Street,
                               P.O. Box 1234GT, Cayman Islands, BWI

Designated Filer:              Strongbow Capital, Ltd.

Issuer & Ticker Symbol:        Duckwall-Alco Stores, Inc. (DUCK)

Date of Event

   Requiring Statement:        12/28/2005

                               STRONGBOW CAPITAL MANAGEMENT, LTD.

Signature:                     /s/ Raymond A.D. French
                               ----------------------------------

Name:                          Raymond A.D. French

Address                        Delaporte Point TH3, Box CB 13016,
                               Nassau, Bahamas

Designated Filer:              Strongbow Capital, Ltd.

Issuer & Ticker Symbol:        Duckwall-Alco Stores, Inc. (DUCK)

Date of Event

   Requiring Statement:        12/28/2005

Signature:                     /s/ Raymond A.D. French
                               ----------------------------------